Exhibit 99.1

Home Bancorp Reports 2016 Third Quarter Results And Increases Its Quarterly Dividend

LAFAYETTE, La., Oct. 25, 2016 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $4.4 million for the third quarter of 2016, an increase of $344,000, or 9%, compared to the second quarter of 2016 and an increase of $1.5 million, or 50%, compared to the third quarter of 2015. The second quarter of 2016 and the third quarter of 2015 included merger-related expenses, net of taxes, totaling $143,000 and $527,000, respectively, related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). The second quarter of 2016 also included a gain on the sale of a banking center totaling $416,000, net of taxes. Excluding merger-related expenses and the banking center gain from the respective prior periods, net income for the third quarter of 2016 increased 16% compared to the second quarter of 2016 and increased 27% compared to the third quarter of 2015.

Diluted earnings per share were $0.61 for the third quarter of 2016, an increase of $0.04, or 7%, from the second quarter of 2016 and an increase of $0.20, or 49%, compared to the third quarter of 2015. Excluding merger-related expenses and the banking center gain from the respective prior periods, diluted earnings per share for the third quarter of 2016 increased 15% compared to the second quarter of 2016 and increased 24% compared to the third quarter of 2015.

"Our Baton Rouge and Acadiana markets were impacted by historic floods in August," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "If you want to see an uplifting example of people pulling together to help one another, such an example has been on full display in South Louisiana over the past few months."

"Despite the floods, we posted record EPS during the quarter," added Bordelon, "Our employees are more committed than ever to demonstrating what makes us different. Our bankers have built trust across our markets because we're fully committed to doing the right thing for our customers."

The Company announced that its Board of Directors declared a cash dividend of $0.12 per share payable on November 18, 2016, to shareholders of record as of November 7, 2016.

Loans and Credit Quality

Loans totaled $1.2 billion at September 30, 2016, an increase of $15.0 million, or 1%, from June 30, 2016, and an increase of $25.7 million, or 2%, from September 30, 2015. Growth in organic loans of 17% (on an annualized basis) was partially offset by paydowns in our acquired loan portfolios. The increase in loans during the third quarter of 2016 related primarily to commercial and industrial (up $9.5 million), multi-family residential (up $8.8 million) and commercial real estate loans (up $8.1 million), which were partially offset by decreases in residential mortgages (down $9.2 million) and home equity loans (down $2.0 million).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	September 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2016	2015	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$353,093	$371,238	$(18,145)	(5)%
Home equity loans and lines	93,308	94,060	(752)	(1)
Commercial real estate	422,435	405,379	17,056	4
Construction and land	135,262	136,803	(1,541)	(1)
Multi-family residential	46,776	43,863	2,913	7
Total real estate loans	1,050,874	1,051,343	(469)	-
Other loans:
Commercial and industrial	138,861	125,108	13,753	11
Consumer	43,635	47,915	(4,280)	(9)
Total other loans	182,496	173,023	9,473	5
Total loans	$1,233,370	$1,224,366	$9,004	1%

Nonperforming assets ("NPAs"), excluding purchased credit impaired ("PCI") loans, totaled $21.2 million at September 30, 2016, an increase of $1.8 million, or 10%, compared to June 30, 2016 and an increase of $6.3 million, or 42%, compared to September 30, 2015. The increase in nonperforming assets during the third quarter is primarily related to one organic loan relationship totaling $2.4 million with indirect exposure to the energy sector. The ratio of total NPAs to total assets was 1.37% at September 30, 2016, compared to 1.25% at June 30, 2016 and 0.96% at September 30, 2015.

The Company recorded $54,000 in net loan charge-offs during the third quarter of 2016, compared to no net loan charge-offs in the second quarter of 2016 and $103,000 for the third quarter of 2015. The Company's provision for loan losses for the third quarter of 2016 was $800,000, compared to $1.1 million for the second quarter of 2016 and $569,000 for the third quarter of 2015.

The ratio of the allowance for loan losses to total loans was 0.99% at September 30, 2016, compared to 0.94% and 0.74% at June 30, 2016 and September 30, 2015, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.36% at September 30, 2016, compared to 1.33% and 1.12% at June 30, 2016 and September 30, 2015, respectively.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $34.8 million, or 3% of total outstanding loans, at September 30, 2016. We also had unfunded loan commitments to customers in the energy sector amounting to $8.4 million at such date. At September 30, 2016, loans constituting 92% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. Of the remaining 8%, $2.1 million had been restructured and were paying in accordance with the restructured terms as of September 30, 2016. The Company holds no shared national credits.

The following table illustrates the composition of the Company's loans to borrowers in the energy sector (which we consider direct energy-related loans) at September 30, 2016.

(dollars in thousands)	Total	Percent
Real estate loans:
Commercial real estate	$14,505	42%
Construction and land	406	1
Total real estate loans	14,911	43
Commercial and industrial:
Equipment	6,623	19
Marine vessels	6,332	18
Accounts receivable	4,562	13
Unsecured	967	3
Other	1,375	4
Total commercial and industrial loans	19,859	57
Total energy-related loans	$34,770	100%

The allowance for loan losses attributable to direct energy-related loans totaled 3.29% of the outstanding balance of energy-related loans at September 30, 2016. Over the past 21 months, the Company has increased its overall allowance for loan losses to loans ratio on originated loans from 1.04% at December 31, 2014 to 1.36% at September 30, 2016 due primarily to the potential direct and indirect impact of continuing low energy prices on our borrowers.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $184.4 million at September 30, 2016, a decrease of $4.0 million, or 2%, from June 30, 2016, and a decrease of $20.7 million, or 10%, from September 30, 2015. The decrease in the comparative periods was primarily the result of pay downs and maturities. At September 30, 2016, the Company had a net unrealized gain position on its investment securities portfolio of $2.5 million, compared to net unrealized gains of $3.1 million and $2.9 million at June 30, 2016 and September 30, 2015, respectively. The Company's investment securities portfolio had a modified duration of 3.0 years at September 30, 2016, compared to 2.9 and 3.4 years at June 30, 2016 and September 30, 2015, respectively.

Deposits

Total deposits were $1.2 billion at September 30, 2016, a decrease of $4.2 million, or 0.3%, from June 30, 2016, and a decrease of $1.0 million, or 0.1%, from September 30, 2015. At September 30, 2016, core deposits (i.e., checking, savings and money market accounts) decreased $1.0 million, or 0.1%, from June 30, 2016, and increased $30.6 million, or 3%, from September 30, 2015.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	September 30,	December 31,	Increase / (Decrease)
(dollars in thousands)	2016	2015	Amount	Percent
Demand deposit	$289,835	$296,617	$(6,782)	(2)%
Savings	110,150	109,393	757	1
Money market	257,125	293,637	(36,512)	(12)
NOW	299,880	267,707	32,173	12
Certificates of deposit	263,840	276,863	(13,023)	(5)
Total deposits	$1,220,830	$1,244,217	$(23,387)	(2)%

Net Interest Income

Net interest income for the third quarter of 2016 totaled $15.5 million, a decrease of $14,000, or 0.1%, compared to the second quarter of 2016, and an increase of $2.0 million, or 15%, compared to the third quarter of 2015. The addition of Louisiana Bancorp's earning assets accounted for the vast majority of the increase during the third quarter of 2016 compared to the third quarter of 2015. The Company's net interest margin was 4.32% for the third quarter of 2016, two basis points lower than the second quarter of 2016 and 23 basis points lower than the third quarter of 2015. The decrease in the net interest margin in the third quarter of 2016 compared to the second quarter of 2016 was due primarily to lower average loan yields and differences in the mix of interest-earning assets and interest-bearing liabilities. The decrease in the net interest margin in the third quarter of 2016 compared to the third quarter of 2015 primarily reflects the impact of the addition of Louisiana Bancorp's interest-earning assets and interest-bearing liabilities.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	September 30, 2016		June 30, 2016		September 30, 2015
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$856,706	4.98%	$826,910	5.09%	$753,791	5.06%
Acquired loans	369,841	5.39	398,252	5.26	215,481	6.84
Total loan receivable	1,226,547	5.11	1,225,162	5.15	969,272	5.46
Investment securities (TE)	184,249	2.13	188,085	2.21	192,023	2.16
Other interest-earning assets	15,410	1.78	18,943	1.43	18,651	1.08
Total interest-earning assets	1,426,206	4.69	1,432,190	4.71	1,179,946	4.85

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	666,585	0.23	670,019	0.23	575,185	0.22
Certificates of deposit	264,534	0.79	270,147	0.79	224,206	0.72
Total interest-bearing deposits	931,119	0.39	940,166	0.39	799,391	0.36
Securities sold under repurchase agreements	-	-	-	-	4,093	0.20
FHLB advances	128,033	1.23	129,424	1.22	52,097	1.24
Total interest-bearing liabilities	$1,059,152	0.49	$1,069,590	0.49	$855,581	0.42

Net interest spread (TE)		4.20%		4.22%		4.43%
Net interest margin (TE)		4.32%		4.34%		4.55%

Noninterest Income

Noninterest income for the third quarter of 2016 totaled $2.5 million, a decrease of $933,000, or 27%, compared to the second quarter of 2016 and an increase of $318,000, or 14%, compared to the third quarter of 2015. The decrease in noninterest income in the third quarter of 2016 compared to the second quarter of 2016 resulted primarily from the absence of a net gain from the sale of assets of $641,000 recorded in the prior period and a decrease in other income (down $251,000 primarily from lower recoveries on acquired loans previously charged off).

The increase in noninterest income in the third quarter of 2016 compared to the third quarter of 2015 resulted primarily from the absence of a $359,000 net loss from the sale of assets recorded in the comparable prior year period.

Noninterest Expense

Noninterest expense for the third quarter of 2016 totaled $10.6 million, a decrease of $1.2 million, or 10%, compared to the second quarter of 2016 and an increase of $121,000, or 1%, compared to the third quarter of 2015. Noninterest expense for the second quarter of 2016 and third quarter of 2015 included $214,000 and $593,000, respectively, of merger-related expenses related to the acquisition of Louisiana Bancorp. Excluding merger-related expenses from the respective prior comparable periods, noninterest expense for the third quarter of 2016 totaled $10.6 million, a decrease of $999,000, or 9%, compared to the second quarter of 2016 and an increase of $714,000, or 7%, compared to the third quarter of 2015.

The decrease in noninterest expense in the third quarter of 2016 compared to the second quarter of 2016 resulted primarily from lower expenses on foreclosed assets (down $780,000 resulting primarily from a $560,000 gain on the sale of foreclosed assets), compensation and benefits expense (down $198,000) and other expenses (down $141,000).

The increase in noninterest expense in the third quarter of 2016 compared to the third quarter of 2015 primarily reflects the growth of the Company due to the addition of Louisiana Bancorp branches and employees.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except earnings per share data)	September 30, 2016	June 30, 2016	September 30, 2015
Reported noninterest expense	$10,643	$11,856	$10,522
Less: Merger-related expenses	-	214	593
Non-GAAP noninterest expense	$10,643	$11,642	$9,929

Reported noninterest income	$2,515	$3,448	$2,197
Less: Gain on sale of assets	-	641	-
Non-GAAP noninterest income	$2,515	$2,807	$2,197

Reported net income	$4,360	$4,016	$2,899
Less: Gain on sale of assets, net tax	-	416	-
Add: Merger-related expenses, net tax	-	143	527
Non-GAAP net income	$4,360	$3,743	$3,426

Diluted EPS	$0.61	$0.57	$0.41
Less: Gain on sale of assets	-	0.06	-
Add: Merger-related expenses	-	0.02	0.08
Non-GAAP EPS	$0.61	$0.53	$0.49

Reported net income	$4,360	$4,016	$2,899
Add: Amortization CDI, net tax	127	130	109
Non-GAAP tangible assets	$4,487	$4,146	$3,008

Total Assets	$1,549,542	$1,545,049	$1,557,910
Less: Intangibles	12,956	13,542	15,911
Non-GAAP tangible assets	$1,536,586	$1,531,507	$1,541,999

Total shareholders' equity	$177,362	$173,567	$162,286
Less: Intangibles	12,956	13,542	15,911
Non-GAAP tangible shareholders' equity	$164,406	$160,025	$146,375
Common equity ratio	11.45%	11.23%	10.42%
Less: Intangibles	0.74	0.78	0.93
Non-GAAP tangible common equity	10.71%	10.45%	9.49%

Return on average equity	9.91%	9.35%	7.20%
Add: Intangibles	1.13	1.10	0.53
Non-GAAP Return tangible common equity	11.04%	10.45%	7.73%

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, impact of the gain on the sale of a banking center and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2015, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	September 30,	September 30,	%	June 30,	December 31,
	2016	2015	Change	2016	2015
Assets
Cash and cash equivalents	$ 23,953,080	$ 23,538,879	2%	$ 26,853,272	$ 24,797,599
Interest-bearing deposits in banks	2,129,000	5,762,285	(63)	2,430,585	5,143,585
Investment securities available for sale, at fair value	170,992,673	190,762,087	(10)	174,949,772	176,762,200
Investment securities held to maturity	13,448,484	14,408,624	(7)	13,530,264	13,926,861
Mortgage loans held for sale	10,643,389	7,170,285	48	11,616,730	5,651,250
Loans, net of unearned income	1,233,369,734	1,207,709,500	2	1,218,330,307	1,224,365,916
Allowance for loan losses	(12,193,181)	(8,931,507)	37	(11,446,976)	(9,547,487)
Total loans, net of allowance for loan losses	1,221,176,553	1,198,777,993	2	1,206,883,331	1,214,818,429
Office properties and equipment, net	39,359,536	42,264,398	(7)	39,422,603	40,815,744
Cash surrender value of bank-owned life insurance	20,028,198	19,543,520	3	19,867,467	19,666,900
Accrued interest receivable and other assets	47,810,976	55,682,411	(14)	49,494,863	50,329,032
Total Assets	$ 1,549,541,889	$ 1,557,910,482	(1)	$ 1,545,048,887	$ 1,551,911,600

Liabilities
Deposits	$ 1,220,830,228	$ 1,221,687,666	(0)%	$ 1,225,003,785	$ 1,244,216,516
Federal Home Loan Bank advances	138,829,490	153,444,516	(10)	135,079,007	125,152,598
Accrued interest payable and other liabilities	12,520,553	20,492,194	(39)	11,398,668	17,496,132
Total Liabilities	1,372,180,271	1,395,624,376	(2)	1,371,481,460	1,386,865,246

Shareholders' Equity
Common stock	73,219	72,252	1%	73,068	72,399
Additional paid-in capital	78,853,758	76,486,634	3	78,346,879	76,948,914
Common stock acquired by benefit plans	(4,426,601)	(4,822,040)	(8)	(4,523,041)	(4,711,260)
Retained earnings	101,257,222	88,646,324	14	97,659,115	91,864,543
Accumulated other comprehensive income	1,604,020	1,902,936	(16)	2,011,406	871,758
Total Shareholders' Equity	177,361,618	162,286,106	9	173,567,427	165,046,354
Total Liabilities and Shareholders' Equity	$ 1,549,541,889	$ 1,557,910,482	(1)	$ 1,545,048,887	$ 1,551,911,600

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Nine Months Ended
	September 30,		%	September 30,		%
	2016	2015	Change	2016	2015	Change
Interest Income
Loans, including fees	$ 15,889,132	$ 13,435,467	18%	$ 47,760,159	$ 38,417,015	24%
Investment securities	889,206	939,090	(5)	2,806,125	2,751,325	2
Other investments and deposits	68,860	50,613	36	195,449	149,684	31
Total interest income	16,847,198	14,425,170	17	50,761,733	41,318,024	23

Interest Expense
Deposits	912,756	730,045	25%	2,763,761	2,115,681	31%
Securities sold under repurchase agreements	-	2,062	(100)	-	39,126	(100)
Federal Home Loan Bank advances	395,522	162,222	144	1,183,934	375,415	215
Total interest expense	1,308,278	894,329	46	3,947,695	2,530,222	56
Net interest income	15,538,920	13,530,841	15	46,814,038	38,787,802	21
Provision for loan losses	800,000	568,665	41	2,700,000	1,401,290	93
Net interest income after provision for loan losses	14,738,920	12,962,176	14	44,114,038	37,386,512	18

Noninterest Income
Service fees and charges	1,045,591	1,027,938	2%	3,083,858	2,874,602	7%
Bank card fees	658,799	619,799	6	1,936,305	1,823,071	6
Gain on sale of loans, net	418,276	478,380	(13)	1,205,815	1,119,392	8
Income from bank-owned life insurance	120,618	123,943	(3)	361,297	380,410	(5)
Gain on the sale of securities, net	-	3,053	(100)	-	3,053	(100)
Gain (loss) on the sale of assets, net	-	(358,653)	100	640,580	(492,268)	230
Other income	271,392	302,671	(10)	1,301,616	606,378	115
Total noninterest income	2,514,676	2,197,131	15	8,529,471	6,314,638	35

Noninterest Expense
Compensation and benefits	6,723,365	6,267,791	7%	20,845,310	18,091,203	15%
Occupancy	1,307,336	1,218,193	7	3,939,275	3,556,403	11
Marketing and advertising	193,483	129,197	50	649,498	352,179	84
Data processing and communication	1,133,136	974,099	16	3,824,169	2,832,571	35
Professional fees	244,278	648,278	(62)	797,829	1,361,688	(41)
Forms, printing and supplies	137,336	130,395	5	487,794	408,233	19
Franchise and shares tax	219,773	155,872	41	659,318	450,415	46
Regulatory fees	319,482	273,754	17	971,197	851,163	14
Foreclosed assets, net	(472,274)	(17,817)	(2,551)	(46,472)	477,753	(110)
Other expenses	836,706	742,347	13	2,711,401	2,087,916	30
Total noninterest expense	10,642,621	10,522,109	1	34,839,319	30,469,524	14
Income before income tax expense	6,610,975	4,637,198	43	17,804,190	13,231,626	35
Income tax expense	2,250,866	1,737,789	30	6,077,908	4,644,617	31
Net income	$ 4,360,109	$ 2,899,409	50	$ 11,726,282	$ 8,587,009	37

Earnings per share - basic	$ 0.63	$ 0.43	47%	$ 1.72	$ 1.28	34%
Earnings per share - diluted	$ 0.61	$ 0.41	49	$ 1.65	$ 1.23	34

Cash dividends declared per common share	$ 0.12	$ 0.08	50%	$ 0.32	$ 0.23	39%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	September 30,		%	Months Ended	%
	2016	2015	Change	June 30, 2016	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 16,847	$ 14,425	17%	$ 16,866	-%
Total interest expense	1,308	894	46	1,313	-
Net interest income	15,539	13,531	15	15,553	-
Provision for loan losses	800	569	41	1,050	(24)
Total noninterest income	2,515	2,197	15	3,448	(27)
Total noninterest expense	10,643	10,522	1	11,856	(10)
Income tax expense	2,251	1,737	30	2,079	8
Net income	$ 4,360	$ 2,900	50	$ 4,016	9

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,533,164	$ 1,285,302	19%	$ 1,544,840	(1)%
Total interest-earning assets	1,426,206	1,179,946	21	1,432,190	-
Totals loans	1,226,547	969,272	27	1,225,162	-
Total interest-bearing deposits	931,119	799,391	17	940,165	(1)
Total interest-bearing liabilities	1,059,152	855,581	24	1,069,590	(1)
Total deposits	1,222,232	1,064,384	15	1,230,839	(1)
Total shareholders' equity	175,980	161,033	9	171,757	3

SELECTED RATIOS (1)
Return on average assets	1.14%	0.90%	27%	1.04%	10%
Return on average equity	9.91	7.20	38	9.35	6
Return on average tangible common equity(2)	11.04	7.73	43	10.58	4
Common equity ratio	11.45	10.42	10	11.23	2
Tangible common equity ratio(3)	10.71	9.49	13	10.45	3
Efficiency ratio (4)	58.95	66.90	(12)	62.40	(6)
Average equity to average assets	11.48	12.53	(8)	11.12	3
Tier 1 leverage capital ratio(5)	9.73	10.12	(4)	9.34	4
Total risk-based capital ratio(5)	13.55	12.01	13	13.24	2
Net interest margin (6)	4.32	4.55	(5)	4.35	(1)

PER SHARE DATA
Basic earnings per share	$ 0.63	$ 0.43	47%	$ 0.59	7%
Diluted earnings per share	0.61	0.41	49	0.57	7
Book value at period end	24.22	22.46	8	23.75	2
Tangible book value at period end	22.45	20.26	11	21.90	3

PER SHARE DATA
Shares outstanding at period end	7,321,837	7,225,311	1%	7,306,728	-%
Weighted average shares outstanding
Basic	6,871,727	6,743,179	2%	6,816,409	1%
Diluted	7,123,727	7,022,484	1	7,088,125	1

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods
(2)	Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes divided by average common shareholders' equity less average intangible assets.
(3)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(4)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(5)	Estimated capital ratios are end of period ratios for the Bank only.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	September 30, 2016			June 30, 2016			September 30, 2015
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans	$ 1,457	$ 17,155	$ 18,612	$ 1,861	$ 15,215	$ 17,076	$ 3,554	$ 5,512	$ 9,066
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	1,457	17,155	18,612	1,861	15,215	17,076	3,554	5,512	9,066
Foreclosed assets	2,139	412	2,551	2,106	180	2,286	4,094	1,723	5,817
Total nonperforming assets	3,596	17,567	21,163	3,967	15,395	19,362	7,648	7,235	14,883
Performing troubled debt restructurings	522	927	1,449	538	988	1,526	498	876	1,374
Total nonperforming assets and troubled
debt restructurings	$ 4,118	$ 18,494	$ 22,612	$ 4,505	$ 16,383	$ 20,888	$ 8,146	$ 8,111	$ 16,257

Nonperforming assets to total assets			1.37%			1.25%			0.96%
Nonperforming loans to total assets			1.20			1.11			0.58
Nonperforming loans to total loans			1.51			1.40			0.75
Allowance for loan losses to nonperforming assets			57.62			59.10			60.00
Allowance for loan losses to nonperforming loans			65.51			67.00			98.50
Allowance for loan losses to total loans			0.99			0.94			0.74

Year-to-date loan charge-offs			$ 249			$ 187			$ 377
Year-to-date loan recoveries			195			186			148
Year-to-date net loan charge-offs			$ 54			$ 1			$ 229
Annualized YTD net loan charge-offs to total loans			-%			-%			0.03%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from the table. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due.  Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

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CONTACT: John W. Bordelon, President and CEO, (337) 237-1960